Exhibit 99.1

Aeva Reports Fourth Quarter and Full Year 2025 Results

Awarded Major Global Production Contract from Top 10 Passenger OEM

Selected by Top 5 Passenger OEM for Global Vehicle Development Program

Nvidia Selected Aeva as Reference LiDAR Sensor for DRIVE Hyperion Platform

Doubled Revenue in 2025 Driven by Scaling Volume and New Markets Expansion

MOUNTAIN VIEW, Calif., Feb. 26, 2026 – Aeva® (Nasdaq: AEVA), a leader in next-generation sensing and perception systems, today announced its fourth quarter and full year 2025 results.

Key Company Highlights

•
A top European passenger OEM awarded Aeva a major production contract as the exclusive Tier-1 LiDAR supplier for the OEM’s global L3 production program outside of China with targeted SOP in 2028
•
New top 5 passenger OEM selected Aeva for a joint development program for its global vehicle lineup across multiple car brands, with opportunity for a large scale production program award
•
Nvidia selected Aeva 4D LiDAR as the reference sensor for its DRIVE Hyperion platform used by leading automotive OEMs and AV companies to enable L3 and higher automated driving
•
Successfully completed on-road validation of Aeva Atlas B-samples for Daimler Truck and on track to deliver C-samples in 2026 as the exclusive long-range LiDAR and primary detection sensor for Daimler Truck’s series production autonomous trucks
•
Secured first win in the defense market with Forterra’s selection of Aeva 4D LiDAR to enable autonomous defense vehicles
•
Introduced Omni, the first compact wide-view short-range FMCW LiDAR targeting a broad range of physical AI applications
•
Delivered key 2025 company objectives, including converting significant commercial momentum to multiple wins, scaling manufacturing and achieving record revenue while strengthening balance sheet and reducing operating expenses

“2025 was a landmark year for Aeva, marked by accelerating demand for our unique perception platform from a growing list of customers and strategic partners across broad applications,” said Soroush, Salehian, Co-founder and CEO at Aeva. “This culminated in our first series production award with a top 10 passenger OEM, and we began 2026 expanding our leadership position with a new development program with a top 5 passenger OEM and our first win in defense with Forterra for autonomous ground vehicles. We expect Aeva’s momentum to continue, with additional production program opportunities, scaling manufacturing to meet our customers’ needs and delivering another record revenue year.”

Fourth Quarter and Full Year 2025 Financial Highlights

•
Cash, Cash Equivalents and Marketable Securities
•
Cash, cash equivalents and marketable securities of $121.9 million and available facility of $125.0 million as of December 31, 2025
•
Revenue
•
Revenue of $5.6 million in Q4 2025, compared to revenue of $2.7 million in Q4 2024
•
Revenue of $18.1 million for full year 2025, compared to revenue of $9.1 million for full year 2024
•
GAAP and Non-GAAP Operating Loss*
•
GAAP operating loss of $29.1 million in Q4 2025, compared to GAAP operating loss of $34.2 million in Q4 2024
•
GAAP operating loss of $127.6 million for full year 2025, compared to GAAP operating loss of $158.4 million for full year 2024
•
Non-GAAP operating loss of $23.8 million in Q4 2025, compared to non-GAAP operating loss of $27.7 million in Q4 2024
•
Non-GAAP operating loss of $102.0 million for full year 2025, compared to non-GAAP operating loss of $123.2 million for full year 2024
•
GAAP and Non-GAAP Net Loss per Share*
•
GAAP net loss per share of $0.42 in Q4 2025, compared to GAAP net loss per share of $0.67 in Q4 2024
•
GAAP net loss per share of $2.55 for full year 2025, compared to GAAP net loss per share of $2.85 for full year 2024
•
Non-GAAP net loss per share of $0.40 in Q4 2025, compared to non-GAAP net loss per share of $0.49 in Q4 2024
•
Non-GAAP net loss per share of $1.75 for full year 2025, compared to non-GAAP net loss per share of $2.17 for full year 2024
•
Shares Outstanding
•
Weighted average shares outstanding of 60.2 million in Q4 2025 and 57.0 million for full year 2025

2026 Financial Outlook

•
Revenue in the range of $30 million to $36 million, representing growth of approximately 70% to 100% year-over-year

*Tables reconciling GAAP to non-GAAP measures are provided at the end of this release.

Conference Call Details

Aeva will host a conference call and live webcast to discuss results at 2:00 p.m. PT / 5:00 p.m. ET today, February 26, 2026. The live webcast and replay can be accessed at investors.aeva.com.

About Aeva Technologies, Inc. (Nasdaq: AEVA)

Aeva’s mission is to bring the next wave of perception to a broad range of applications from automated driving, manufacturing automation and smart infrastructure, to robotics and consumer devices. Aeva is accelerating autonomy with its groundbreaking perception platform that integrates lidar-on-chip technology, system-on-chip processing, and perception algorithms onto silicon leveraging silicon photonics. Aeva 4D LiDAR sensors uniquely detect velocity and position simultaneously, allowing automated devices like vehicles and robots to make more intelligent and safe decisions. For more information, visit www.aeva.com, or connect with us on X or LinkedIn.

Aeva, the Aeva logo, Aeva 4D LiDAR, Aeva Atlas, Aeries, Aeva Eve, Aeva Omni, Aeva Ultra Resolution, Aeva CoreVision, and Aeva X1 are trademarks/registered trademarks of Aeva, Inc. All rights reserved. Third-party trademarks are the property of their respective owners.

Forward looking statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. These forward-looking statements include, but are not limited to expectations about revenue, product features, performance, the timing of production, and market adoption. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: (i) the fact that Aeva is an early stage company with a history of operating losses and may never achieve profitability, (ii) Aeva’s limited operating history, (iii) Aeva’s ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities, (iv) the timing of any orders for the Company’s solutions, which will not be under our control, (v) the risk that OEMs may not pursue adopt the platform as currently anticipated, if at all, (vi) the risk that markets will not accept products of OEMs, (vii) supply chain and manufacturing issues, (vii) unforeseen errors or defects, (viii) market acceptance of LiDAR technology and autonomous driving, (ix) general economic conditions, including tariffs, and other material risks and other important factors that could affect our financial results. Please refer to our filings with the SEC, including our most recent Quarterly Reports on Form 10-Q and our most recent Annual Report on Form 10-K. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Aeva assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Aeva does not give any assurance that it will achieve its expectations.

Contacts

Media:

Michael Oldenburg

press@aeva.ai

Investors:

Andrew Fung

investors@aeva.ai

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents	$72,291	$28,864
Marketable securities	49,608	83,143
Accounts receivable, net	3,363	1,187
Inventories	5,787	2,345
Other current assets	22,476	7,761
Total current assets	153,525	123,300
Operating lease right-of-use assets	5,480	3,826
Property, plant and equipment, net	12,845	10,332
Intangible assets, net	825	1,725
Other noncurrent assets	7,026	8,306
Total assets	$179,701	$147,489
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$5,885	$5,453
Accrued liabilities	12,063	5,710
Accrued employee costs	13,945	5,783
Lease liability, current portion	1,488	3,039
Other current liabilities	2,488	19,174
Total current liabilities	35,869	39,159
Lease liability, noncurrent portion	4,213	720
Convertible notes	96,693	—
Warrant liabilities	29,711	8,258
Total liabilities	166,486	48,137
Stockholders’ equity
Common stock	6	6
Additional paid-in capital	770,502	711,160
Accumulated other comprehensive (loss) income	(4)	47
Accumulated deficit	(757,289)	(611,861)
Total stockholders’ equity	13,215	99,352
Total liabilities and stockholders’ equity	$179,701	$147,489

AEVA TECHNOLOGIES, INC.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenue	$5,621	$2,696	$18,079	$9,065
Cost of revenue (1)	4,301	3,525	18,739	12,855
Gross profit (loss)	1,320	(829)	(660)	(3,790)
Operating expenses:
Research and development expenses (1)	18,850	24,343	85,424	102,667
General and administrative expenses (1)	10,018	7,729	34,828	33,259
Selling and marketing expenses (1)	1,547	1,338	6,685	7,156
Litigation settlement, net	—	—	—	11,500
Total operating expenses	30,415	33,410	126,937	154,582
Operating loss	(29,095)	(34,239)	(127,597)	(158,372)
Interest income	727	1,385	2,738	7,712
Change in fair value of warrant liabilities	3,901	(3,303)	(21,453)	(1,486)
Fair value gain on settlement of share subscription liability	—	—	1,651	—
Other income (expense), net	(732)	37	(459)	56
Net loss before income taxes	$(25,199)	$(36,120)	$(145,120)	$(152,090)
Income tax provision	115	26	308	171
Net loss	$(25,314)	$(36,146)	$(145,428)	$(152,261)
Net loss per share
Basic	$(0.42)	$(0.67)	$(2.55)	$(2.85)
Diluted	$(0.42)	$(0.67)	$(2.55)	$(2.85)
Weighted-average shares used in computing net loss per share
Basic	60,227,947	53,986,214	57,023,024	53,359,685
Diluted	60,227,947	53,986,214	57,023,024	53,359,685

(1) Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cost of revenue	$300	$71	$414	$279
Research and development expenses	2,852	4,218	12,794	16,657
General and administrative expenses	2,025	2,072	7,969	5,875
Selling and marketing expenses	138	217	666	897
Total stock-based compensation expense	$5,315	$6,578	$21,843	$23,708

AEVA TECHNOLOGIES, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(145,428)	$(152,261)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,381	5,480
Impairment of inventories	493	1,140
Loss on joint development agreement	3,785	—
Change in fair value of warrant liabilities	21,453	1,486
Stock-based compensation	21,843	23,708
Amortization of right-of-use assets	3,106	3,463
Amortization of premium and accretion of discount on available-for-sale securities, net	(1,050)	(3,537)
Other	423	563
Changes in operating assets and liabilities:
Accounts receivable, net	(2,537)	(559)
Inventories	(3,936)	(1,111)
Other current assets	(8,715)	(2,566)
Other noncurrent assets	288	318
Accounts payable	(504)	1,835
Accrued liabilities	3,314	2,334
Accrued employee costs	8,162	(260)
Lease liability	(2,818)	(3,595)
Other current liabilities	(18,337)	16,649
Net cash used in operating activities	(115,077)	(106,913)
Cash flows from investing activities:
Purchase of property, plant and equipment (including advance)	(4,609)	(5,107)
Purchase of available-for-sale securities	(75,014)	(79,980)
Proceeds from maturities of available-for-sale securities	109,549	182,988
Net cash provided by investing activities	29,926	97,901
Cash flows from financing activities:
Proceeds from issuance of stock in private placement	32,500	—
Transaction costs related to issuance of stock in private placement	(400)	—
Proceeds from convertible notes	100,000	—
Transaction costs related to issuance of convertible notes	(3,072)	—
Payments of taxes withheld on net settled vesting of restricted stock units	(578)	(752)
Proceeds from exercise of stock options	128	81
Net cash provided by (used in) financing activities	128,578	(671)
Net increase (decrease) in cash and cash equivalents	43,427	(9,683)
Beginning cash and cash equivalents	28,864	38,547
Ending cash and cash equivalents	$72,291	$28,864

AEVA TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited)

(In thousands, except share and per share data)

Reconciliation from GAAP to non-GAAP operating loss
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

GAAP operating loss	$(29,095)	$(34,239)	$(127,597)	$(158,372)
Stock-based compensation	5,315	6,578	21,843	23,708
Loss on joint development agreement	—	—	3,785	—
Litigation settlement, net	—	—	—	11,500
Non-GAAP operating loss	$(23,780)	$(27,661)	$(101,969)	$(123,164)

Reconciliation from GAAP to non-GAAP net loss
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

GAAP net loss	$(25,314)	$(36,146)	$(145,428)	$(152,261)
Stock-based compensation	5,315	6,578	21,843	23,708
Loss on joint development agreement	—	—	3,785	—
Change in fair value of warrant liabilities	(3,901)	3,303	21,453	1,486
Fair value gain on settlement of share subscription liability	—	—	(1,651)	—
Litigation settlement, net	—	—	—	11,500
Non-GAAP net loss	$(23,900)	$(26,265)	$(99,998)	$(115,567)

AEVA TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Operating Results

(Unaudited)

(In thousands, except share and per share data)

Reconciliation between GAAP and non-GAAP net loss per share
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Shares used in computing GAAP net loss per share:
Basic and diluted	60,227,947	53,986,214	57,023,024	53,359,685
GAAP net loss per share
Basic and diluted	$(0.42)	$(0.67)	$(2.55)	$(2.85)
Stock-based compensation	0.08	0.12	0.38	0.43
Loss on joint development agreement	—	—	0.07	—
Change in fair value of warrant liability	(0.06)	0.06	0.38	0.03
Fair value gain on settlement of share subscription liability	—	—	(0.03)	-
Litigation settlement, net	—	—	—	0.22
Non-GAAP net loss per share
Basic and Diluted	$(0.40)	$(0.49)	$(1.75)	$(2.17)